UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2010

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 9, 2010, June P. Howard, senior vice president of Financial Services and International Financial Reporting Standards (IFRS), has assumed the additional role of chief accounting officer of Aflac Incorporated. Howard assumes the role previously held by senior vice president Ralph A. Rogers Jr., who is transitioning into retirement.

Howard, age 44, joined Aflac in 2009 as a vice president of IFRS implementation and was promoted to senior vice president in March 2010. Shortly after joining the Aflac team, she assumed responsibility for financial reporting, investment accounting and accounting policy. Prior to joining Aflac, she was head of IFRS and US GAAP reporting for ING’s US operations and was the director of corporate and investment accounting policy at The Hartford. Additionally, she was a senior manager at Ernst & Young, where she began her career and subsequently served in different capacities for more than nine years.

Howard graduated magna cum laude from the University of Alabama in Huntsville with a bachelor’s degree in business administration. She is a certified public accountant and a member of the CFA Institute, the American Institute of Certified Public Accountants, the Alabama Society of Certified Public Accountants, and the Atlanta Society of Financial Analysts.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1—Press release of Aflac Incorporated dated November 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

November 12, 2010	/s/ Martin A. Durant III
(Martin A. Durant III)
Executive Vice President;
Deputy Chief Financial Officer

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